Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in U.S. Energy Corp.’s Registration Statements on Form S-3 (Nos. 333-267286 and 333-265532) and Form S-8 (Nos. 333-267267, 333-183911, and 333-261600) of our report dated March 26, 2024 relating to the December 31, 2023 and 2022 consolidated financial statements of U.S. Energy Corp., which appears in this Annual Report on Form 10-K.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
March 26, 2024